Release and Separation Agreement

This Release and Separation Agreement ("Release") is by and between Rocco Campanelli ("Executive") and RCM Technologies, Inc. (the "Company") and shall be effective as of the date on which the Executive executes this Release as set forth below.

WHEREAS, Executive's employment has been terminated effective as of June 1, 2018 (the "Termination Date") for a reason other than for Cause, pursuant to the Executive Severance Agreement between Executive and the Company, dated as of December 27, 2012, as amended by Amendment No. 1 thereto, dated December 27, 2017 ("Severance Agreement"); and

WHEREAS, Executive is entitled to certain payments and benefits under the Severance Agreement subject to his execution and delivery of this Release to the Company.

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1. Release of Claims.  In consideration for the severance payments by the Company as set forth in Section 2(b) of the Severance Agreement and other good and valuable consideration set forth herein, Executive hereby releases the Company, its shareholders, directors, officers, employees, agents, benefit plans, attorneys, affiliates, parents, subsidiaries, predecessors, successors, assigns, and all persons acting by, through, under or in concert with any of them (but with respect to any entity, individual, agent, attorney or their affiliates, including any one acting by, through, under or in concert with any of them, only in its or his official capacity relating to the Company and not in its or his individual capacity unrelated to the Company) (collectively, "Released Parties"), from any and all rights and claims, known or unknown, that he may have now or in the future may arise based on, arising out of or relating to his employment with the Company or the termination thereof for any and all reasons.  Said release includes but is not limited to, any rights or claims which Executive may have against any of the Released Parties based upon Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Equal Pay Act, the Employee Retirement Income Security Act (save for claims for vested pension benefits which are expressly exempted from this Release), the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the Pennsylvania Human Relations Act, and any other federal, state or local law or regulation which prohibits employment discrimination or which otherwise regulates employment terms and conditions.  Executive also releases each of the Released Parties from any claim for wrongful discharge, unfair treatment, breach of public policy, breach of express or implied contract, breach of covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, negligence, misrepresentation, fraud, detrimental reliance, promissory estoppel, defamation, invasion of privacy, sexual harassment, breach of laws governing safety in the workplace, or any other claims arising under common law that relate in any way to Executive's employment or the termination thereof.  This Release covers claims that the

Executive knows about and those that he may not know about through the date the Executive signs this Release.  This Release specifically includes any and all claims for attorneys' fees and costs which Executive incurred or incurs for any reason arising out of or relating to any or all matters covered by this Release.  Notwithstanding the foregoing, Executive is not releasing any claims hereunder with respect to (a) Executive's right to be indemnified and/or advanced or reimbursed expenses pursuant to any corporate document of the Company, applicable law, or Executive's right to be covered under any applicable directors' and officers' liability insurance policies, (b) any rights that Executive has with respect to any equity awards that have vested as of the Termination Date, (c) any rights as a shareholder of the Company, or (d) any rights which arise after the date of this Release with respect to matters that occurred after such date.

2. Equity Awards.  Executive acknowledges and agrees that all equity awards previously granted to Executive that are not vested as of the Termination Date shall terminate and be forfeited as of the Termination Date and Executive shall not have any further rights to such forfeited unvested equity awards. Schedule 2 hereto sets forth all outstanding equity grants to Executive as of the Termination Date, including the portion that are not vested as of the Termination Date and thus terminated and are forfeited as of the Termination Date.

3. No Litigation of Claims.  Executive acknowledges that he has not caused or permitted any charge, complaint, lawsuit or any other action or proceeding whatsoever to be filed against the Company or any of the other Released Parties in connection with his employment or the separation of that employment to date.  However, nothing in this Release is intended to interfere with Executive's right to file a charge of discrimination with the Equal Employment Opportunity Commission (the "EEOC") or other state or local human rights agency responsible for investigating unlawful discrimination in the workplace in connection with any claim he reasonably believes he may have against the Company, or from participating in any investigation being conducted by such agencies.  However, by executing this Release, Executive hereby waives the right to recover in any proceeding Executive may bring before the EEOC or any state or local human rights agency or in any proceeding brought by such agencies or any other third parties on Executive's behalf.  He further agrees he may not file or be a party to any lawsuit asserting claims or causes of action waived and released by him pursuant to this Release.

4. Permitted Conduct.  Nothing in this Agreement shall prohibit or restrict Executive from lawfully: (a) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, "Governmental Authorities") regarding a possible violation of any law; (b) responding to any inquiry or legal process directed to Executive individually (and not directed to the Company and/or its subsidiaries) from any such Governmental Authorities; (c) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or (d) making any other disclosures that are protected under the whistleblower provisions of any applicable law.

Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to Executive's attorney in relation to a lawsuit for retaliation against Executive for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Nor does this Agreement require Executive to obtain prior authorization from the Company before engaging in any conduct described in this paragraph, or to notify the Company that Executive has engaged in any such conduct.

5. No Right to Re-employment.  Executive hereby agrees and recognizes that his employment relationship with the Company or its affiliates is being permanently and irrevocably severed and that the Company has no obligation, contractual or otherwise, to rehire, re-employ, recall or to hire him in the future, or return him to active status.

6. Ongoing Assistance to Company.  Executive shall assist the Company, at the request of its Board of Directors and for no additional compensation (except that Executive shall be reimbursed by the Company for his reasonable out-of-pocket meal, travel and lodging expenses incurred in connection with providing assistance to the Company pursuant to this Section 6), for up to five (5) hours per week and not after the eighteen (18) month anniversary of the Termination Date, in providing continued cooperation with the Company in ensuring an orderly transition of leadership roles at the Company and of the conduct of various tasks and responsibilities of the Executive.  Such cooperation shall generally entail assistance with employee and client retention by the Company, and may include, without limitation, the following:

a. Cooperation in assisting to resolve disputes.

b. Cooperation in assisting the Company with maintaining its key client relationships, including without limitation preparing Company personnel to lead the client relationships.

c. Cooperation in activities involving leadership transition, recruitment, and oversight of business units.

7. Timing of Payments; Tax Withholdings.

a. Pursuant to Section 18(b) of the Severance Agreement, the first installment of the payments set forth in Section 2(b)(i) of the Severance Agreement shall be paid to Executive within ten (10) days after the six (6) month anniversary of the Termination Date and shall cover the period between Executive's Termination Date and the date of such first installment payment, and the remaining installments shall be paid to Executive on each subsequent regularly scheduled Company payroll date occurring after such payment for the remainder of the twelve (12) month period contemplated by said Section 2(b)(i).  The reimbursements set forth in Section 2(b)(ii) of the Severance Agreement will be paid to Executive within the time periods set forth in Section 2(b)(ii) of the Severance Agreement.  There will be no offset permitted to the payment amount for any reason or no reason.

b. All amounts payable pursuant to this Release are subject to applicable tax withholdings.  In addition, Executive is solely responsible for all taxes that may result from his receipt of the amounts payable and benefits to be provided to him under this Release, and neither the Company nor any of its affiliates makes or has made any representation, warranty or guarantee of any federal, state or local tax consequences to Executive of his receipt of any payment or benefit hereunder, including, but not limited to, under Section 409A of the Internal Revenue Code of 1986, as amended.

8. Restrictive Covenants. Reference is hereby made to Section 8 of the Severance Agreement which provides that Executive's restriction period is one (1) year following Executive's Termination Date.  Executive understands and acknowledges that Executive is obligated to continue to comply with Executive's covenants and agreements set forth in Section 8 of the Severance Agreement, including those covenants of Executive contained therein relating to confidentiality, non-competition and non-solicitation, in accordance with the terms of those covenants and agreements.

9. Attorney Consultation Advised.  The Company hereby advises Executive to consult with any attorney of his choosing prior to signing this Release.  By signing below, Executive acknowledges and agrees that he has been encouraged to do so by the Company and that it is entirely his decision whether or not to consult with counsel.  Executive is signing this Agreement voluntarily without duress or coercion to release Executive's claims against the Company in exchange for consideration that is greater than he would otherwise have received.

10. Review Period.  Executive shall have a period of not less than twenty-one (21) calendar days from the effective date of his termination to consider this Release before signing and returning it to the Company.  It is exclusively Executive's decision whether to use all or part of this 21-day period.  To the extent Executive elects to execute this Release sooner than the conclusion of the 21-day period, Executive acknowledges and agrees that it has been exclusively his decision as to when to sign and return this Release to the Company.  Upon execution, this Release should be returned to the Company in accordance with the Notice provisions of the Severance Agreement.

11. Revocation Period.   Executive shall have a period of seven (7) calendar days after signing this Release and returning it to the Company in which he may revoke this Release should he change his mind.  In order for this revocation to be effective, it must be given in accordance with the Notice provisions of the Severance Agreement and received by the Company no later than the 7th day after Executive's employment has terminated.

12. Effective Date of Release.  This Release shall not become effective until the eighth (8th) day after Executive's execution of this Release provided that the Release is not revoked during the Revocation Period set forth in Section 11 of this Release.  Accordingly, severance payments described in Section 2(b) of the Severance Agreement shall not commence until after such time.

13. No Admission of Liability.  By entering into this Release, the Company does not admit and expressly denies that it has violated any contract, rule, law or regulation, including, but not limited to, any federal, state or local law or regulation relating to employment, employment discrimination or retaliation.

14. Enforceability of Agreement.  Executive acknowledges that this Agreement is contractual and not a mere recital.  He agrees that this Agreement shall be given full force and effect and that it shall be binding upon Executive's heirs, executors, successors, administrators and assigns.  This agreement will likewise be binding on the Company's successors pursuant to Section 15(a) of the Severance Agreement. The invalidity or unenforceability of any provision of this Release, whether in whole or in part, shall not in any way affect the validity or enforceability of any other provision contained herein.

15. Applicable Law. This Release shall be construed and enforced under and in accordance with the laws of the State of New Jersey.

Executive represents and certifies that he has carefully read and fully understands all of the provisions of this Release and that he is signing this Release voluntarily, of his own free will and without duress; and that the Company, its agents, representatives or attorneys have made no representations concerning the terms or effects of this Release other than contained herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS THEREOF, the Executive has duly executed this Release agreement on this 1st day of June, 2018.

/s/ Rocco Campanelli                          6/6/2018
Rocco Campanelli Date

For RCM Technologies, Inc.

/s/ Kevin D. Miller                            6/1/18
Name: Kevin D. Miller                          Date
Title: CFO

Schedule 2

Outstanding Equity Grants as of Termination Date

Date of Award	Description of Award	Number of Shares/Units	Vested as of Termination Date
3/20/2016	Performance-based restricted share units	120,000	No
3/24/2017	Performance-based restricted share units	120,000	No
4/5/2018	Performance-based restricted share units	120,000	No

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